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                               EXHIBIT 10.22.3.2

                                AMENDMENT #2 TO
                         PROPERTY MANAGEMENT AGREEMENT
                              REGARDING CRESTMARK

     This Amendment, by and between Roberts Properties Residential, L.P. ("Owner") and Roberts Properties Management, L.L.C. ("Manager"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to a certain Asset Purchase Agreement dated February 29, 1996 by and between Manager and Multifamily Management, Inc. (f/k/a Roberts Properties Management, Inc.), Manager has been assigned and has assumed that certain Property Management Agreement dated January 11, 1991 (as amended by that certain Amendment #1 thereto effective as of January 11, 1991, the "Agreement") between Roberts Properties Management, Inc. and The Crestmark Club, L.P. (the "Predecessor");

     WHEREAS, Owner has succeeded to the rights and duties of the Predecessor as respects the Agreement; and

     WHEREAS, the parties desire to modify the Agreement as more particularly provided hereinafter;

     NOW, THEREFORE, the parties do hereby agree as follows.

     A.    AMENDMENT.

           1. Article II of the Agreement is hereby deleted in its entirety and replaced with the following: "This Agreement, as amended, shall have a term of five (5) years, commencing as of June 26, 1996 and continuing through the fifth anniversary thereof, and shall thereafter be automatically renewed for successive one (1) year terms unless earlier terminated in accordance with the provisions of Article VII hereof."

           2. Article III of the Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:

           "Subject to Section 3.10 hereof, during the term of this Agreement, Owner hereby grants to Manager the sole and exclusive authority, for and on behalf of Owner, to manage and operate the Project as agent of Owner, and, without limiting the generality of the foregoing, Owner grants to Manager the sole and exclusive authority to do, and Manager agrees to do for and on behalf of Owner, the following:"

           3. Article III of the Agreement is hereby further amended by adding thereto the following:
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           "3.10 Owner shall in no event provide to any tenant any
     Non-Qualified Services (as hereinafter defined). In the event that any Non-Qualified Services are provided to a tenant, such Services must be provided by an independent contractor from whom Owner does not derive or receive any income (within the meaning of section 856(d) of the Internal Revenue Code and all applicable regulations and other authorities thereunder), and in no way shall such Services be construed as being provided by Owner. Such independent contractor shall bear the cost of providing any such Non-Qualified Service to any tenant and shall make a separate charge to such tenant for any such Service so provided. The independent contractor shall retain the charges and all other income for any such Non-Qualified Services. Owner shall in no event derive or receive any income from such Non-Qualified Services or from such independent contractor. For purposes hereof, "Non-Qualified Services" are services which, if provided by Owner (other than through an independent contractor as contemplated by the preceding sentences of this paragraph), would cause the rents payable by any tenant to fail to qualify as rents from real property, within the meaning of section 856(d) of the Internal Revenue Code and all applicable regulations and other authorities thereunder."

           4. Section 4.1 of the Agreement is hereby amended by reducing the amount of the management fee from six percent (6%) of gross income from property operations to five percent (5%) of gross income from property operations.

           5. Article VI of the Agreement is hereby deleted in its entirety and replaced with the following:

     "Any formal notice by either party to the other shall be in writing and shall be given, and be deemed to have been duly given, if either delivered personally or mailed in a registered or certified postpaid envelope addressed to the address of either party hereinafter set forth or, if the address for notice of either party shall be duly changed as hereinafter provided, delivered or mailed as aforesaid to such party at such changed address. Either party may at any time change the address for notices to such party by the delivery or mailing, as aforesaid, of a notice stating the change and setting forth the changed address.

     Owner:

           Roberts Properties Residential, L.P.
           8010 Roswell Road
           Suite 120
           Atlanta, Georgia 30350
           Attention:  Mr. Charles S. Roberts, President
                       Roberts Realty Investors, Inc.


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     Manager:

           Roberts Properties Management, L.L.C.
           8010 Roswell Road
           Suite 280
           Atlanta, Georgia 30350
           Attention:  Mr. Charles S. Roberts

     B. EFFECTIVE DATE. The Amendment made by division A hereof shall be effective as of June 26, 1996, provided that to the extent permitted by law, this Amendment shall be effective as of and from and after the first day of June 1996.

     C. REAFFIRMATION. Except as hereby modified, the Agreement remains and shall remain in full force and effect.

     D. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which (consisting of one set of textual pages and one or more signature pages, each signed by one or more parties and collectively exhibiting the signatures of all parties), shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the dates indicated, but as of the effective date hereinbefore specified.


Date:  6-26-96               Roberts Properties Residential, L.P.,
                              a Georgia limited partnership

                             By:  Roberts Realty Investors, Inc.,
                                   its sole general partner



                             By: /s/ Charles S. Roberts
                                 ---------------------------------------
                                     Charles S. Roberts, President and
                                     Chief Executive Officer


Date:  6-26-96               Roberts Properties Management, L.L.C.



                             By: /s/ Charles S. Roberts
                                 ---------------------------------------
                                     Charles S. Roberts


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